Exhibit 31.2

CERTIFICATIONS

I, Ned Mavrommatis, as Chief Financial Officer (Principal Financial Officer), certify that:

1. I have reviewed this Annual Report on Form 10-K/A of I.D. Systems, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2019	By:	/s/ Ned Mavrommatis
	Name:	Ned Mavrommatis
	Title:	Chief Financial Officer
(Principal Financial Officer)